                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     Owens-Corning Fiberglas Corporation
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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

OWENS-CORNING FIBERGLAS CORPORATION                      Notice of Annual
                                                         Meeting of
                                                         Stockholders and
                                                         Proxy Statement

TIME:
Thursday, April 20, 1995
2:00 P.M.

PLACE:
The Peristyle
The Toledo Museum of Art
2445 Monroe Street
Toledo, Ohio

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
General Information........................................................   1
Proposal 1. Election of Directors..........................................   1
  Biographies of Nominees and Continuing Directors.........................   3
  Stock Ownership of Management............................................   6
  Committees and Meetings of the Board of Directors........................   7
  Directors' Compensation..................................................   8
  Transactions with Owens-Corning..........................................   9
  Compensation Committee Report on Executive Compensation..................   9
  Executive Compensation...................................................  12
  Retirement Benefits......................................................  14
  Employment and Severance Agreements......................................  15
  Performance Graph........................................................  16
Proposal 2. Selection of Independent Public Accountants....................  16
Other Matters..............................................................  16

                      OWENS-CORNING FIBERGLAS CORPORATION

     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 20, 1995

  The annual meeting of stockholders of OWENS-CORNING FIBERGLAS CORPORATION will be held at The Peristyle, The Toledo Museum of Art, 2445 Monroe Street, Toledo, Ohio, on Thursday, April 20, 1995 at 2:00 o'clock P.M.

  The meeting will be held for the following purposes:

  1. To elect four directors to serve until the 1998 Annual Meeting of Stockholders and until their successors are elected and qualified;

  2. To consider a proposal to approve the action of the Board of Directors in selecting Arthur Andersen LLP as independent public accountants for Owens-Corning for the year 1995; and

  3. To transact such other business as may properly come before the meeting.

  Only stockholders of record at the close of business on February 21, 1995 are entitled to vote at the meeting. A list of the stockholders entitled to vote at the meeting will be available at the offices of Owens-Corning, Fiberglas Tower, 210 North St. Clair Street, Toledo, Ohio, for a period of at least ten days prior to the meeting.

                                          By Order of the Board of Directors,

                                          CHRISTIAN L. CAMPBELL
                                               Secretary

Toledo, Ohio
March 23, 1995


  IN ORDER TO ASSURE THE PRESENCE OF A QUORUM, PLEASE DATE, SIGN, VOTE AND RETURN PROMPTLY THE ENCLOSED PROXY IF YOU WILL BE UNABLE TO ATTEND THE MEETING. RETURN PROXIES TO: OWENS-CORNING FIBERGLAS CORPORATION, P.O. BOX 24523, CHURCH STREET STATION, NEW YORK, NEW YORK 10242-4523.

                                PROXY STATEMENT

GENERAL INFORMATION

  This proxy statement is furnished by the Board of Directors of Owens-Corning Fiberglas Corporation ("Owens-Corning") in connection with the solicitation of proxies to be used at the 1995 Annual Meeting of Stockholders (the "Annual Meeting"), which is scheduled to take place on April 20, 1995 at 2:00 P.M., The Peristyle, The Toledo Museum of Art, 2445 Monroe Street, Toledo, Ohio. This proxy statement and a proxy are scheduled to be mailed to stockholders commencing on March 23, 1995.

  You can ensure that your shares are voted at the Annual Meeting by completing, signing, dating and returning the enclosed proxy form in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and vote. A stockholder who submits a proxy may revoke it at any time before it is exercised by voting in person at the Annual Meeting, submitting another proxy bearing a later date, or notifying the Inspectors of Election in writing of the revocation.

MAJOR STOCKHOLDERS

  Based on Schedule 13G filings, stockholders holding 5% or more of Owens-Corning common stock as of December 31, 1994, were:

            NAME                        ADDRESS             SHARES %
            ----                        -------          -----------------
Wellington Management Company  75 State Street           4,797,317(1) 10.8%
                               Boston, MA 02109
Vanguard/Windsor Fund, Inc.    P.O. Box 2600             4,373,100(2)  9.9%
                               Valley Forge, PA 19482
Franklin Resources, Inc.       777 Mariners Island Blvd. 3,362,182(3)  7.6%
                               San Mateo, CA 94403
Fayez S. Sarofim and           2907 Two Houston Center   2,908,621(4)  6.6%
related entities               Houston, TX 77010

- --------
(1) Shared dispositive power; shared voting power over 302,033 shares (less than 1%).
(2) Sole voting and shared dispositive power.
(3) Shared dispositive power; sole voting power over 2,916,782 shares (6.6%) and shared voting power over 445,400 shares (1%).
(4) Sole voting and dispositive power over 400,000 shares (less than 1%); shared voting power over 2,058,110 shares (4.7%) and shared dispositive power over 2,508,621 shares (5.7%).

  In addition, as of February 21, 1995 (the "Record Date"), Owens-Corning employees, including officers, beneficially owned 5,843,764 shares (13%) of Owens-Corning's common stock under Owens-Corning's Savings and Deferral Investment Plan (for salaried employees), Savings and Security Plan (for hourly employees), and UC Industries Retirement/Investment Plan.

PROPOSAL 1. ELECTION OF DIRECTORS

  Owens-Corning's Board of Directors currently is composed of ten directors, divided into three classes. Directors' terms of office are for three years and expire on a staggered basis at the annual meeting of stockholders.

  The directors whose terms expire at the Annual Meeting are: William Boeschenstein, Landon Hilliard and Glen Hiner. Mr. Boeschenstein, a director since 1967, will retire from the Board at the Annual Meeting.

  The Board of Directors has nominated Mr. Hilliard and Mr. Hiner for reelection at the Annual Meeting at the recommendation of the Board's Corporate Governance Committee, which consists solely of outside directors, and has nominated William W. Colville, Owens-Corning's retired Senior Vice President, Secretary and General Counsel, to fill the vacancy created by Mr. Boeschenstein's retirement from the Board. In addition, Sir Trevor Holdsworth, who is currently serving as a director of Owens-Corning (term expiring 1996), has been nominated for election at the Annual Meeting. In the event he is not elected, he will continue to serve as a director until the expiration of his current term, and only three directors will be elected at the Annual Meeting.

  Biographies of each nominee for director and each director whose term continues past the Annual Meeting follow this section.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1.

  Unless a stockholder specifies otherwise, the proxies received in response to this solicitation will be voted in favor of the election of the four nominees for director. Should any of these nominees become unable to accept nomination or election, the proxies will be voted for the other nominees and any substitute nominees, unless the stockholder specifically votes otherwise. The Board of Directors now knows of no reason why any nominee will be unable to serve as a director.

  Directors will be elected by a plurality of the votes cast at the Annual Meeting. Each person elected at the Annual Meeting will serve until the 1998 annual meeting of stockholders and until his or her successor is duly elected and qualified.

  Nominees for Election as Directors--term expiring 1998

  [PHOTO] WILLIAM W. COLVILLE, 60. Legal consultant to and for-merly Senior Vice President, General Counsel and Secre-tary of Owens-Corning. Nominee for Director.

                       A graduate of Yale University and the Columbia Univer-sity Law School.

                       Mr. Colville is a director of Nordson Corporation.

  [PHOTO] LANDON HILLIARD, 55. Partner, Brown Brothers Harriman & Co., private bankers, New York, NY. Director since 1989.

                       A graduate of the University of Virginia, Mr. Hilliard began his career at Morgan Guaranty Trust Co. of N.Y. He joined Brown Brothers Harriman in 1974 and became a partner in 1979.

                       Mr. Hilliard is a director of Norfolk Southern Corpora-tion. He is also Chairman of the Board of Trustees of the Provident Loan Society of New York and Secretary of The Economic Club of New York.

  [PHOTO] GLEN H. HINER, 60. Chairman of the Board and Chief Ex-ecutive Officer, Owens-Corning. Director since 1992.

                       A graduate of West Virginia University, Mr. Hiner spent 35 years of his professional career at General Electric Company, eventually becoming Senior Vice President and head of GE Plastics. He was elected Chairman and Chief Executive Officer of Owens-Corning in January, 1992.

                       Mr. Hiner is a director of Dana Corporation and Hunts-man Corporation.

  [PHOTO] SIR TREVOR HOLDSWORTH, 68. Chairman, National Power plc, an electricity generator company, London, England. Director since 1994.

                       Sir Trevor began his career as an accountant qualifying as a Fellow of the Institute of Chartered Accountants in England and Wales. He held various finance and ad-ministration positions prior to his joining National Power. He is also a member of the Confederation of British Industry, New York Stock Exchange European Ad-visory Committee, Committee of Honour of European Com-munity Chamber Orchestra, Winston Churchill Memorial Trust, British Neurological Research Trust, Vice Presi-dent of the British Institute of Management, Ironbridge Gorge Museum Development Trust; Trustee of Duke of Edinburgh's Award: UK Thrombosis Research Trust, and Wigmore Hall, as well as serving as Chancellor of Brad-ford University, Council Chair of the Foundation for Manufacturing and Industry, and Chairman of the Yorkshire Region National Trust Centenary Appeal.

                       Sir Trevor is a director of Allied Colloids Group plc, Beauford plc, Lambert Howarth plc, and Prudential Cor-poration plc.

  Incumbent Directors--term expiring 1996*

  [PHOTO] W. WALKER LEWIS, 50. Senior Advisor, Dillon, Read & Co., Inc., New York, NY, an investment banking firm and Senior Advisor to Marakon Associates, a consulting firm, Stamford, CT. Director since 1993.

                       Most recently, Mr. Lewis served as Managing Director, Kidder, Peabody & Co., Inc. Prior to April, 1994 he was President, Avon U.S. and Executive Vice President, Avon Products, Inc. Prior to March, 1992, Mr. Lewis was Chairman of Mercer Management Consulting, Inc., a whol-ly-owned subsidiary of Marsh & McLennan, which is the successor to Strategic Planning Associates, a manage-ment consulting firm he founded in 1972. He is a gradu-ate of Harvard College, where he was President and Pub-lisher of the Harvard Lampoon.

                       Mr. Lewis is a director of Unilab Corporation. Mr. Lewis is a member of the Council on Foreign Relations, the Washington Institute of Foreign Affairs and The Harvard Committee on University Resources.

  [PHOTO] DAVID T. MCGOVERN, 66. Of counsel to and former partner in Shearman & Sterling, law firm, Paris, France. Direc-tor since 1989.

                       A graduate of Yale University and the Columbia Univer-sity Law School, Mr. McGovern served as Shearman & Sterling's resident partner in Paris and is admitted in France as Avocat.

                       Mr. McGovern is a director of the American Chamber of Commerce in France, the American Hospital of Paris, the French-American Foundation, the American Center in Paris and the American University of Paris. He also serves as a member of the Supervisory Board of Columbia Securities N.V. (Holland).

  [PHOTO] FURMAN C. MOSELEY, JR., 60. President, Simpson Invest-ment Company, manufacturer of wood, pulp, and paper products, Seattle, WA. Director since 1983.

                       After serving in the United States Marine Corps, Mr. Moseley joined Simpson Paper Company in 1960, rising to become Executive Vice President and then Chairman. He later became President of Simpson Investment Company, the parent company of Simpson Paper.

                       Mr. Moseley is a director of Eaton Corporation and the American Forest and Paper Association.

- --------
* Mr. Holdsworth, a nominee for election at the Annual Meeting, is currently a director in this class. If not elected, he will continue as a director in this class.

  Incumbent Directors--term expiring 1997

  [PHOTO] NORMAN P. BLAKE, JR., 53. Chairman of the Board, Chief Executive Officer and President of USF&G Corporation, insurance and financial services, Baltimore, MD. Direc-tor since 1992.

                       A graduate of Purdue University, Mr. Blake became Chairman, Chief Executive Officer and President of USF&G in 1990 after serving as Chairman and Chief Exec-utive Officer of Heller International Corporation of Chicago, a subsidiary of Fuji Bank, Ltd. of Tokyo, Ja-pan.

                       Mr. Blake is a director of Enron Corporation and a mem-ber of the American Insurance Association and the Board of Trustees of Calvert Hall College. He is also Chair-man of Purdue University's Parents' Advisory Council and a member of the Purdue Research Foundation and Pur-due University's President's Council and Dean's Advi-sory Council, Krannert School of Management and School of Liberal Arts.

 [PHOTO] JON M. HUNTSMAN, JR., 34. Vice Chairman of The Huntsman Group of Companies, manufacturer of petrochemicals, Salt Lake City, UT. Director since 1993.

                       A graduate of The University of Pennsylvania, Mr. Huntsman served as U.S. Ambassador to Singapore from 1992 to June 1993. From 1989 through 1992, he held po-sitions as Deputy Assistant Secretary of Commerce in the International Trade Administration and Deputy As-sistant Secretary of Commerce for East Asian and Pa-cific Affairs.

                       Mr. Huntsman is a director of Valassis Communications and all Huntsman companies. He also is a member of the Council of American Ambassadors, the Council on Foreign Relations, and a director of Washington's Center for Strategic and International Studies' Pacific Forum. Al-so, Mr. Huntsman serves on the International Advisory Council of Singapore's Economic Development Board and is a Trustee of the Asia Society in New York. He also serves on the National Advisory Board of the University of Utah School of Business, as a director of the Center for Contemporary German Studies at Johns Hopkins Uni-versity, and on the Governing Board of Intermountain Health Care.

  [PHOTO] W. ANN REYNOLDS, 57. Chancellor of City University of New York, New York, NY. Director since 1993.

                       A graduate of Kansas State Teachers College and the University of Iowa, Dr. Reynolds became Chancellor of City University of New York in September 1990. Previ-ously, she served eight years as Chancellor of the twenty-campus California State University system.

                       Dr. Reynolds is a Director of Humana, Inc., Abbott Lab-oratories and Maytag Corporation. She is also a member of the American Association for the Advancement of Sci-ence, the American Association of Anatomists, the Amer-ican Board of Medical Specialties, the Society for Gyn-ecological Investigation, and the Perinatal Research Society.

STOCK OWNERSHIP OF MANAGEMENT

  The following table shows information concerning beneficial ownership of Owens-Corning's Common Stock on February 21, 1995 by all directors and nominees, by each of the executive officers named in the Summary Compensation Table on page 12 (the "Named Officers"), and by all directors and executive officers as a group. With the exception of the ownership of all directors and executive officers as a group, which represents 1.9%, each ownership shown represents less than 1% of the shares of common stock outstanding. Owens-Corning's stock ownership guidelines are for directors to own a minimum of 2,000 shares within five years of becoming a director and stock ownership guidelines for officers range from 85,000 shares for the Chief Executive Officer to 9,000 to 20,000 shares for other Executive Officers.

                                                       AMOUNT AND NATURE
               NAME                                 OF BENEFICIAL OWNERSHIP
               ----                                 -----------------------
      Norman P. Blake, Jr..........................          13,500(1)(3)
      William W. Boeschenstein.....................          71,500
      William W. Colville..........................          65,572(1)
      Charles H. Dana..............................         102,923(1)(2)
      David W. Devonshire..........................          16,288(1)(2)
      Robert D. Heddens............................          65,292(1)(2)
      Landon Hilliard..............................          13,500(1)
      Glen H. Hiner................................         331,031(1)(2)
      Sir Trevor Holdsworth........................              --
      Jon M. Huntsman, Jr..........................           2,500(1)
      W. Walker Lewis..............................           5,500(1)(3)
      David T. McGovern............................          12,500(1)(3)
      Furman C. Moseley, Jr........................          42,350(1)(3)
      W. Ann Reynolds..............................           4,730(1)(3)
      All Directors and Executive Officers
      (including Named Officers) (23 people).......         888,213(1)(2)(3)(4)

- --------
(1) Includes shares which are not owned but are unissued shares subject to exercise of options, or which will be subject to exercise of options under Owens-Corning benefit plans within 60 days after the Record Date, as follows: Mr. Blake, 4,000; Mr. Colville, 51,000; Mr. Dana, 53,999; Mr. Devonshire, 5,667; Mr. Heddens, 9,900; Mr. Hilliard, 10,000; Mr. Hiner, 109,997; Mr. Huntsman, 2,000; Mr. Lewis, 4,000; Mr. McGovern, 10,000; Mr.
    Moseley, 10,000; Dr. Reynolds, 2,000; All Directors and Executive Officers
    (23), 363,947.
(2) Includes shares over which there is sole voting power, but no investment power, as follows: Mr. Dana, 12,877; Mr. Devonshire, 5,121; Mr. Heddens, 11,750; Mr. Hiner, 192,464; All Directors and Executive Officers (23), 268,365.
(3) Includes deferred shares over which there is currently no voting or investment power, as follows: Mr. Blake, 500; Mr. Lewis, 500; Mr. McGovern, 2,000; Mr. Moseley, 3,000; Dr. Reynolds, 500; All Directors and Executive Officers (23), 6,500.
(4) Does not include 13,393 shares of common stock held by family members in which beneficial interest is disclaimed.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission regulations require Owens-Corning's directors, certain officers and greater than ten percent stockholders to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. Owens-Corning undertakes to file such forms on behalf of the reporting directors and officers pursuant to a power of attorney given to certain attorneys-in-fact. Such reporting officers, directors and ten percent stockholders are also required by Securities and Exchange Commission rules to furnish Owens-Corning with copies of all Section 16(a) reports they file.

  Based solely on its review of copies of such reports received or written representations from such executive officers, directors and ten percent stockholders, Owens-Corning believes that all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent stockholders were complied with during fiscal year 1994.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors has standing audit, compensation, executive, finance and corporate governance committees. The Corporate Governance Committee also serves as a nominating committee. The Board of Directors held 7 meetings during 1994. All Directors attended at least 88% of the meetings of the Board and all Committees of the Board of which they were members except Messrs. Exley and Scott (40% and 67% respectively) who retired at the April 1994 meeting.

 AUDIT COMMITTEE

 Norman P. Blake, Jr.,     Responsible for overseeing financial reporting and
 Chairman                  internal controls. Recommends independent public
                           accountant to the Board of Directors; reviews sig-nificant accounting policies, accruals, reserves and estimates made by management; reviews policies and procedures for assuring accurate and complete quarterly financial reporting, as well as compli-ance with applicable laws and regulations. The Au-dit Committee held 4 meetings in 1994.

 Sir Trevor Holdsworth
 W. Walker Lewis
 David T. McGovern
 W. Ann Reynolds

 COMPENSATION COMMITTEE

 Landon Hilliard, Chair-   Reviews Owens-Corning's policies concerning compen-
 man                       sation and benefits for officers and directors; ap-
                           proves the salaries and incentive opportunity of all officers of Owens-Corning; determines incentive payments for all officers; reviews the compensation of the Chief Executive Officer. (A report by the Compensation Committee follows on page 9.) The Com-pensation Committee held 3 meetings in 1994.

 Norman P. Blake, Jr.
 Sir Trevor Holdsworth
 Jon M. Huntsman, Jr.
 Furman C. Moseley, Jr.

 EXECUTIVE COMMITTEE

 Glen H. Hiner, Chairman   May exercise the powers of the Board of Directors,
                           with certain exceptions, in the intervals between meetings of the Board. The Executive Committee did not meet in 1994.

 Norman P. Blake, Jr.
 William W. Boeschenstein
 Jon M. Huntsman, Jr.
 Furman C. Moseley, Jr.

 FINANCE COMMITTEE

 Furman C. Moseley, Jr.,   Responsible for reviewing financial plans, struc-
 Chairman                  ture and policies of Owens-Corning, including an-
                           nual and long-range operating plans and capital structure. Has oversight responsibility for Owens-
                           Corning's funded retirement plans. The Finance Com-mittee held 2 meetings in 1994. A predecessor com-mittee, the Trust Review Committee, held 1 meeting in 1994.

 William W. Boeschenstein
 Landon Hilliard
 W. Walker Lewis
 David T. McGovern

 CORPORATE GOVERNANCE
 COMMITTEE

 W. Walker Lewis, Chair-   Serves as the nominating committee for membership
 man                       to the Board of Directors; advises the other direc-
                           tors about meeting dates, the agenda and the char-acter of information to be presented at Board meet-ings; reviews plans and personnel for management continuity and development. The Corporate Gover-nance Committee held 2 meetings in 1994.

 William W. Boeschenstein
 Landon Hilliard
 David T. McGovern
 W. Ann Reynolds

DIRECTORS' COMPENSATION

  RETAINER AND MEETING FEES--In 1994, Owens-Corning paid each director who was not an Owens-Corning officer an annual retainer of $23,000. Non-employee Committee Chairmen receive an additional retainer of $3,500 each year. In addition, Owens-Corning paid non-employee directors a fee of $1,000 for (a) attendance at one or more meetings of the Board of Directors on the same day,
(b) attendance at one or more meetings of each Committee of the Board of Directors on the same day, and (c) for each day's attendance at other functions in which directors were requested to participate.

  A director may elect to defer all or a portion of his or her annual retainer and fees under the Directors' Deferred Compensation Plan, in which case his or her account is credited with the number of shares of common stock that such compensation could have purchased on the date of payment. Payments are made in cash based on the value of the account, which is determined by the then fair market value of common stock, after the individual has ceased to be a director.

  STOCK PLAN FOR DIRECTORS--Owens-Corning maintains a stockholder approved Stock Plan for Directors, applicable to each director who is not an Owens-Corning employee. The plan provides for two types of grants to each eligible director: (1) a one-time nonrecurring grant of non-transferable options to each new outside director to acquire 10,000 shares of common stock at a per share exercise price of 100 percent of the value of a share of common stock on the date of the grant, and (2) an annual grant of 500 shares of common stock on the fourth Friday in April.

  Initial option grants become exercisable in equal installments over five years from date of grant, subject to acceleration in certain events, and generally expire ten years from date of grant. No grant may be made under the plan on or after August 20, 1997, and a director may not receive an annual grant of common stock in the same calendar year he or she receives an initial option grant. A director entitled to receive an annual grant may elect to defer receipt of the common stock until he or she leaves the Board of Directors.

  Sir Trevor Holdsworth received an initial option grant for 10,000 shares of stock with an exercise price of $34.625 per share in 1994. Messrs. Blake, Boeschenstein, Hilliard, Huntsman, Lewis, McGovern, Moseley and Dr. Reynolds each received an annual 500 share grant in 1994 valued at $16,813 on the date of grant.

  INDEMNITY AGREEMENTS--Owens-Corning has entered into an indemnity agreement with each member of the Board of Directors which provides that if the director becomes involved in a claim (as defined in the agreement) by reason of an indemnifiable event (as defined in the agreement), Owens-Corning will indemnify the director to the fullest extent authorized by Owens-Corning's by-laws, notwithstanding any subsequent amendment, repeal or modification of the by-laws, against any and all expenses, judgments, fines, penalties and amounts paid in settlement of the claim.

  The indemnity agreement also provides that, in the event of a potential change of control (as defined in the agreement), the director is entitled to require the creation of a trust for his or her benefit, the assets of which would be subject to the claims of Owens-Corning's general creditors, and the funding of such trust from time to time in amounts sufficient to satisfy Owens-Corning's indemnification obligations reasonably anticipated at the time of the funding request.

  CHARITABLE AWARD PROGRAM--To recognize the interest of Owens-Corning and its directors in supporting worthy educational institutions and other charitable organizations, Owens-Corning permits each director to nominate up to two organizations to share a contribution of $1 Million from the Owens-Corning Foundation. These contributions will be made by the Foundation in ten annual installments after the death of a director. Owens-Corning expects to ultimately fund its contributions to the Foundation and insurance premiums from the proceeds of life insurance policies which it maintains on directors. Directors will receive no financial benefit from this program, since the charitable deduction and insurance proceeds accrue solely to Owens-Corning.

TRANSACTIONS WITH OWENS-CORNING

  Mr. Colville, a nominee for election as a director, who retired as an employee of Owens-Corning on December 31, 1994 has been retained as a consultant. Mr. Colville will receive a monthly consulting fee of $14,583 ($27,917 for each of the first three months). His consulting agreement has a one year term but is annually renewable as agreed by the parties for up to five years. Under this agreement, Owens-Corning also provides Mr. Colville with office space and related services plus reimbursement of expenses incurred in the performance of services for Owens-Corning. When Mr. Colville ceases to be a consultant, his retirement benefit (described below under "Retirement Benefits") will be recomputed to include the five year maximum period he could be a consultant as if it were employment by Owens-Corning. This will increase his monthly supplemental pension by approximately $1,400 per month.

  Director Jon M. Huntsman, Jr. is Vice Chairman of The Huntsman Group of Companies. Present and former units of Owens-Corning purchased approximately $7.2 million of materials from members of this group in 1994.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

TO THE STOCKHOLDERS OF OWENS-CORNING

  The Compensation Committee (referred to as the "Committee") reviews Owens-Corning's compensation programs to promote the attraction, retention and motivation of a highly qualified leadership team that will accomplish Owens-Corning's strategic business goals. The members of the Committee are independent, non-employee directors.

  PHILOSOPHY--The Committee's philosophy is to provide a total pay opportunity for all jobs that is competitive in the external market and rewards individual contribution. Key elements of this pay opportunity are base salary, annual incentive compensation and stock awards described below. In determining competitive levels, the Committee analyzes information from independent survey data on comparator companies. Since Owens-Corning's market for executive talent extends beyond its own industry, this survey data includes companies outside the Dow Jones Building Materials Index referred to in the Performance Graph on page 16.

  In response to the Omnibus Budget Reconciliation Act of 1993, the Committee has determined that it will maintain flexibility with respect to non-deductible payments to named executive officers. Owens-Corning believes that all of the compensation paid for 1994 is deductible by Owens-Corning for federal income tax purposes.

  BASE SALARY--Owens-Corning implemented a broadbanding salary compensation system for all officers on January 1, 1994. In broadbanding, base salary ranges are set for each band for all positions in the band. For each officer position, base salary market values are established at the median of comparator companies' base pay for corresponding jobs.

  Individual salary increases are based on the officer's contribution to the corporation, performance against pre-established goals, and the relationship of current pay to the market value of the job. The increases are administered within an overall company merit budget. The primary factor in determining a salary increase is the individual's performance against goals.

  Named Officers receiving increases, including Mr. Hiner, were evaluated in respect to competitive practices and achievement of goals based on 1993 results in earnings per share and net asset turnover, as well as Owens-Corning's core values of customer satisfaction, individual dignity and shareholder value and, in the case of a retiring officer, upon his career contributions to Owens-Corning. Mr. Hiner received a base salary of $840,000 for 1994. Mr. Hiner's salary is well within the salary range for his salary band. Except for one, the other Named Officers' base salaries were below the market value for their jobs, but all were well within the salary ranges.

  ANNUAL INCENTIVE COMPENSATION--Incentive payment "targets" for the Named Officers are set at the 75th percentile of the comparator companies' actual incentive payments. The Corporate Incentive Plan is based upon selected financial criteria (tied to business objectives) as determined by the Committee. In 1994, this Plan was based 60% on earnings per share, 30% on net asset turnover and 10% on sales growth. Goals were set for each criteria which identified the minimum level of business performance at which any funding occurs. Funding at the minimum threshold is 25% of maximum and in an outstanding year can exceed 100%, but only 100% can be paid out. Any amount over 100% would apply to a reserve fund and be available for payment in future years. The goals are approved by the Committee after thorough review of key business and economic assumptions for the year. Actual business results against the criteria determine amounts available for payments.

  Each Named Officer's participation in the plan is based upon job level and is a percentage of base pay. The incentive opportunity for Mr. Hiner is 130% of base pay and the other Named Officers range from 100% to 110% of base pay. After determining the funding of the plan and determining each participant's calculated share based on incentive opportunity, the Committee can award a greater or lesser amount based upon their assessment of the individual's performance. These adjustments are based upon how the individual supported the financial results obtained as well as supporting Owens-Corning's core values of customer satisfaction, individual dignity and shareholder value, with financial results being of predominate importance. Total payments to all participants cannot exceed 100% of the funds available under the plan.

  Mr. Hiner received an annual incentive compensation award of $986,076 for 1994, which is higher than the competitive target but less than his total incentive opportunity. Mr. Hiner's annual incentive compensation award was made pursuant to his employment contract with no upward adjustment.

  STOCK AWARDS--Long-term incentives are provided under Owens-Corning's Stock Performance Incentive Plan, which was approved by shareholders in 1992. The plan allows 2% of Owens-Corning's outstanding shares of common stock on January 1 of each year to be utilized for stock grants to key employees (including the Named Officers). Owens-Corning's objective is to provide awards that result in values approximating the median of the total long-term incentives provided by the comparator companies. At Owens-Corning, long-term incentives are comprised of stock options and restricted stock.

  We believe that stock options encourage officers to relate their long-term economic interests to other shareholders. The 1994 stock options were granted at fair market value on date of grant and vest over three years. They also have an exercise period of ten years from date of grant.

  Restricted stock is used to provide continuing incentives to increase value to our shareholders and as a retention device for certain officers. One Named Officer did not receive stock option or restricted stock awards in 1994 because the Committee did not feel that such awards were needed for retention. The 1994 grants vest 50% in five years and 50% in ten years from grant. In deciding who should receive restricted stock awards, we gave equal consideration to each Named Officer's relative position and current and expected contribution to Owens-Corning.

  Past grants or grants outstanding were not considered when making option and restricted stock awards. The size of stock awards granted to each of the Named Officers was based primarily on competitive practice and was generally targeted to be at the median of long-term incentive values granted by the comparator companies. Based on the Named Officer's responsibility level, stock awards consist of a designated number of stock options plus restricted stock that represents a designated percentage of base salary market value for each position. Award sizes are held constant from year to year as long as the total value of an award is within the range of the competitive objective. Mr. Hiner was awarded options on 50,000 shares of stock (the same as 1993) and 8,000 shares of restricted stock (which is also the same as in 1993).

Respectfully submitted,
 Compensation Committee:

  Landon Hilliard, Chairman
  Norman P. Blake, Jr.
  Sir Trevor Holdsworth
  Jon M. Huntsman, Jr.
  Furman C. Moseley, Jr.

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION--The Compensation Committee presently consists of Landon Hilliard (Chairman), who replaced Peter
L. Scott as Chairman when he retired from the Board in April of 1994, Norman P. Blake, Jr., Sir Trevor Holdsworth (who joined the Committee upon becoming a director in 1994), Jon M. Huntsman, Jr. (elected to the Committee in April of
1994) and Furman C. Moseley, Jr. Present and former units of Owens-Corning bought approximately $7.2 million of products during 1994 from members of The Huntsman Group of Companies. Owens-Corning's Chief Executive Officer, Glen Hiner, is a director of Huntsman Corporation, part of the Huntsman Group. Compensation Committee member Jon M. Huntsman, Jr. is Vice Chairman of, and his family owns a majority interest in, The Huntsman Group.

EXECUTIVE COMPENSATION

  The following tables disclose compensation received by Owens-Corning's Chief Executive Officer and the four other most highly paid executive officers in 1994 for the three years ended December 31, 1994, as well as options granted and exercised in 1994 and the value of options outstanding at year end.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG TERM
                   ANNUAL COMPENSATION                         COMPENSATION AWARDS
- ------------------------------------------------------------- ---------------------
                                                              RESTRICTED SECURITIES
                                                 OTHER ANNUAL   STOCK    UNDERLYING  ALL OTHER
        NAME AND              SALARY   BONUS     COMPENSATION  AWARD(S)   OPTIONS/  COMPENSATION
   PRINCIPAL POSITION    YEAR   ($)     ($)          ($)        ($)(1)   SARS(#)(2)     ($)
   ------------------    ---- ------- -------    ------------ ---------- ---------- ------------
Glen H. Hiner(3)........ 1994 840,000 986,076       45,162(8)  257,000     50,000      66,141(10)(11)
 Chairman and Chief      1993 770,000 700,000       33,082(8)  324,000     50,000      77,608(10)(11)
 Executive Officer       1992 700,000 455,000                  275,625     50,000      94,391(10)(11)
Charles H. Dana(4)...... 1994 307,500 300,000                   77,100     20,000       6,750(11)
 Executive Vice
  President              1993 275,000 225,000                   97,200     20,000      10,000(11)
                         1992 254,166 150,000                   91,875     20,000      10,000(11)
William W. Colville(5).. 1994 315,000 285,000                      -0-        -0-       6,750(11)
 Senior Vice President   1993 305,000 210,000                      -0-     17,000      10,000(11)
 General Counsel and     1992 291,250 135,000                   91,875     17,000      10,000(11)
 Secretary
David W. Devonshire(6).. 1994 283,333 285,000                   77,100     20,000       9,996(10)(11)
 Senior Vice President
  and                    1993 125,160 200,000(7)    38,474(9)  286,350     17,000       5,156(11)
 Chief Financial Officer
Robert D. Heddens....... 1994 261,667 200,000                   38,550     15,000       6,750(11)
 Senior Vice President   1993 245,000 170,000                   97,200     17,000      10,000(11)
 Human Resources         1992 228,333 105,000                   91,875     17,000      10,000(11)

- --------
 (1) 50% of the shares received in 1994 and 1993 will be paid after 5 years, with the remaining 50% paid after 10 years. Awards made in 1992 are paid in equal portions after 5 and 7 years. Payment is made under an alternate vesting schedule for employees who retire with the consent of the Compensation Committee. Vesting also accelerates in the event of death, disability, normal retirement and in certain other events at the discretion of the Compensation Committee. The Committee vested Mr. Colville's restricted stock awards on his retirement on December 31, 1994 and he received shares with a value of $197,663. Mr. Devonshire received a grant of 6,900 shares of restricted stock upon his employment on July 19, 1993, 2,400 shares of which restricted stock vest 50% after 5 years and 50% after 10 years while the remaining 4,500 shares vested on January 20, 1994, to replace stock awards forfeited as a result of leaving his prior employer. The number of shares of restricted stock outstanding at year end and their value based on the year end stock price of $31.875 for each of the named executives is as follows: Mr. Hiner, 191,667 shares, $6,109,386; Mr. Colville, -0- shares, $0.00; Mr. Dana, 11,100 shares, $353,813; Mr.
     Devonshire, 4,800 shares, $153,000 and Mr. Heddens, 9,900 shares, $315,563. If dividends were paid by Owens-Corning, they would be paid on restricted stock.
 (2) One-third of each award becomes exercisable in the first through the third years following the grant. An alternate vesting schedule applies in the event of early retirement with consent of the Compensation Committee. Vesting also accelerates in the event of death, disability, normal retirement and in certain other events at the discretion of the Compensation Committee. The Committee vested Mr. Colville's awards on his retirement on December 31, 1994.
 (3) Mr. Hiner became Chairman and Chief Executive Officer on January 23, 1992.

 (4) Prior to January 1, 1994, Mr. Dana was Senior Vice President and President--Industrial Materials Group.
 (5) Mr. Colville retired on December 31, 1994.
 (6) Mr. Devonshire was hired as Senior Vice President and Chief Financial Officer on July 17, 1993.
 (7) Mr. Devonshire received a sign-on bonus upon his employment of $50,000 (net of taxes) and a contractually agreed bonus for 1993 of $150,000, half of which replaced incentive compensation lost as a result of his change of employment.
 (8) Mr. Hiner's numbers show contractually required tax payments on income from his Pension Preservation Trust account. The Pension Preservation Trust is described on page 15.
 (9) Mr. Devonshire received a payment of $38,474 for taxes on his $50,000 sign-on bonus.
(10) Of Mr. Hiner's numbers, $59,496, $67,608 and $84,391 was the present value (based upon the Applicable Federal Rate from date of payment to earliest date of repayment to Owens-Corning) of split-dollar life insurance premiums paid by Owens-Corning which were invested on his behalf in 1992, 1993 and 1994, respectively. Mr. Hiner reimburses Owens-Corning for the portion of the premium which represents term life cost. The present value of split-dollar life insurance premiums previously reported was based upon the increase in policy cash value. Of Mr. Devonshire's numbers $3,246 was the present value of split-dollar life insurance premiums paid by Owens-Corning in 1994. Mr. Devonshire also reimburses Owens-Corning for the portion of the premium representing term life costs.
(11) Messrs. Hiner, Colville, Dana, Devonshire and Heddens had $6,645, $6,750, $6,750, $6,750 and $6,750, respectively, of contributions made to their accounts in Owens-Corning's Savings and Deferral Investment Plan in 1994. Messrs. Hiner, Colville, Dana and Heddens had $10,000 of contributions in each of 1992 and 1993. Mr. Devonshire had a contribution of $5,156 in 1993.

                               OPTION GRANT TABLE

                                                                  POTENTIAL REALIZABLE VALUE
                                                                    AT ASSUMED ANNUAL RATES
                                                                  OF STOCK PRICE APPRECIATION
                        INDIVIDUAL GRANTS                             FOR OPTION TERM(1)
- ----------------------------------------------------------------- ---------------------------
                                     PERCENT
                                    OF TOTAL
                         NUMBER OF  OPTIONS/
                         SECURITIES   SARS
                         UNDERLYING  GRANTED
                          OPTIONS/     TO     EXERCISE
                            SARS    EMPLOYEES OR BASE
                          GRANTED   IN FISCAL  PRICE   EXPIRATION
          NAME             (#)(2)     YEAR     ($/SH)     DATE       5% ($)       10% ($)
          ----           ---------- --------- -------- ---------- ------------ --------------
Glen H. Hiner...........   50,000     5.59%   $32.125  June, 2004 $  1,011,938 $    2,553,938
William W. Colville.....      -0-      -0-        N/A         N/A          -0-            -0-
Charles H. Dana.........   20,000     2.24%   $32.125  June, 2004 $    404,775 $    1,021,575
David W. Devonshire.....   20,000     2.24%   $32.125  June, 2004 $    404,775 $    1,021,575
Robert D. Heddens.......   15,000     1.68%   $32.125  June, 2004 $    303,581 $      766,181
All Stockholders........      N/A      N/A        N/A         N/A $883,475,090 $2,229,722,846

                     Option/SAR Grants in Last Fiscal Year

- --------
(1) The potential realizable value shown for the Named Officers is net of the option exercise price; the value for "all stockholders" is net of the common stock closing price on the June 16, 1994 option grant date and shares outstanding on that date. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of Owens-Corning's common stock. There is no assurance that the values shown will be attained.
(2) Options are exercisable ratably over three years from the grant date, and have a 10 year exercise period. A separate vesting schedule applies in the event of early retirement with the consent of the Compensation Committee. The Committee vested all of Mr. Colville's options on December 31, 1994. No stock appreciation rights were granted in 1994.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE


    Aggregated Option/SAR Exercises in 1994, and 12/31/94 Option/SAR Values

                                                 UNDERLYING
                                                  NUMBER OF        VALUE OF
                                                 SECURITIES    UNEXERCISED IN-
                                                 UNEXERCISED      THE-MONEY
                              SHARES           OPTIONS/SARS AT OPTIONS/SARS AT
                             ACQUIRED           12/31/94 (#)   12/31/94 ($)(1)
                                ON     VALUE
                             EXERCISE REALIZED  EXERCISABLE/     EXERCISABLE/
       NAME                    (#)      ($)     UNEXERCISABLE   UNEXERCISABLE
       ----                  -------- -------- --------------- ----------------
Glen H. Hiner...............   -0-      -0-    109,997/140,003 $882,563/581,438
William W. Colville.........   -0-      -0-         51,000/-0-     $153,711/-0-
Charles H. Dana.............   -0-      -0-      53,999/40,001   $326,915/8,335
David W. Devonshire.........   -0-      -0-       5,667/31,333          -0-/-0-
Robert D. Heddens...........   -0-      -0-      39,667/32,000   $175,671/7,084

- --------
(1) The year end price of Owens-Corning's common stock was $31.875

RETIREMENT BENEFITS

  Owens-Corning maintains a Salaried Employees' Retirement Plan covering its salaried employees in the United States, including each of the Named Officers. This plan is funded totally by Owens-Corning and provides monthly pension benefits primarily on the basis of age at retirement, years of service to Owens-Corning, and average earnings from the highest three complete consecutive calendar years of service. Covered earnings for a calendar year include base pay, overtime pay, other wage premium pay and annual incentive bonuses payable during the year. In 1994, the covered earnings of Messrs. Hiner, Colville, Dana, Devonshire and Heddens were: $1,540,000, $525,000, $532,500, $433,333 and
$431,667. The numbers shown differ from the salary and bonus numbers in the Summary Compensation Table because the table shows bonus earned in 1994 but paid in 1995 while covered pension earnings include bonus paid in 1994, but earned in 1993. The credited years of service for these individuals at year-end 1994 were: 3, 10, 33, 1 and 28.

  In addition, Owens-Corning has a non-qualified Executive Supplemental Benefit Plan to pay eligible employees the difference between the maximum benefits payable under the Salaried Employees' Retirement Plan and those benefits which would have been payable except for limitations imposed by the Internal Revenue Code. Messrs. Colville, Dana, Devonshire and Heddens were eligible to receive benefits under this plan as of December 31, 1994.

  The table below shows estimated annual retirement benefits under the aggregate of these two plans to those persons with the years of service and covered compensation indicated, assuming retirement after Social Security normal retirement age. The amounts of benefits shown assume that a retiree elects to receive a straight lifetime annuity rather than joint and survivor or other payments and are not subject to any deduction for Social Security or other offset amounts.

                                          ESTIMATED ANNUAL RETIREMENT BENEFITS AT
                                          DECEMBER 31, 1994 FOR YEARS OF SERVICE
                                                         INDICATED
          AVERAGE EARNINGS FROM           ---------------------------------------
 HIGHEST 3 CONSECUTIVE YEARS OF SERVICE     15      20      25      30      35
 --------------------------------------   ------- ------- ------- ------- -------
 $  300,000.............................   70,542  94,055 117,569 141,083 159,083
    500,000.............................  118,541 158,055 197,569 237,083 267,083
    700,000.............................  166,541 222,055 277,569 333,083 375,083
    900,000.............................  214,541 286,055 357,569 429,083 483,083
  1,100,000.............................  262,541 350,055 437,569 525,083 591,083
  1,300,000.............................  310,541 414,055 517,569 621,083 699,083
  1,500,000.............................  358,541 478,055 597,569 717,083 807,083
  1,700,000.............................  406,541 542,055 677,569 813,083 915,083

  Upon his employment, Owens-Corning entered into an agreement with Mr. Colville providing for a supplemental pension in the event of the cessation of his employment other than by reason of death or for cause at or after age 60 or in the event of certain involuntary terminations prior to age 60. The amount of such supplement at age 60 is based on the amount by which 50% of Mr. Colville's highest rate of base salary exceeds the sum of the pension payable by any prior employer, the annual pension payable under Owens-Corning's Salaried Employees' Retirement Plan and 50% of his Social Security benefits. Under this Agreement, Mr. Colville's supplemental monthly pension upon his retirement on December 31, 1994 was $9,173.

  Mr. Hiner's Employment Agreement calls for him to receive a pension which will, together with amounts payable under his prior employer's pension plan, Owens-Corning's Salaried Employees Retirement Plan, and Social Security total 60% of his "average annual compensation" (the pension he would have obtained had he remained with his prior employer). His "average annual compensation" is one third of his highest 36 months of compensation from Owens-Corning or his prior employer.

  Owens-Corning has agreed with Mr. Devonshire to provide him with a supplemental pension providing a benefit, under the usual pension plan formula, determined as if he had earned two years of service for each year employed after age 53. Mr. Devonshire is now 49.

  In 1992, Owens-Corning established a Pension Preservation Trust for amounts payable under its Executive Supplemental Benefit Plan as well as under the pension arrangements described above. The Compensation Committee determines (except with respect to Mr. Hiner, where payments are contractually determined) the amounts to be paid with respect to the Pension Preservation Trust, which are a portion of benefits earned under the Executive Supplemental Benefit Plan and the pension agreements described above. Nothing was contributed in 1994 for any of the Named Officers. Income from the Trust is distributed annually to participants, which reduces the pension otherwise payable at retirement.

EMPLOYMENT AND SEVERANCE AGREEMENTS

  Mr. Hiner is employed under an agreement which has a renewing term of three years, ending when he reaches age 65. Under his Employment Agreement, Mr. Hiner would receive a lump sum termination payment equal to 330% of his base salary if he were to be terminated by Owens-Corning without "cause", or if he should terminate his employment for "good reason", as each of the terms is defined in Mr. Hiner's Employment Agreement. If Mr. Hiner should choose to terminate his employment without "good reason" during the next year, he would be obligated to repay Owens-Corning $225,000. Under his agreement, Mr. Hiner received an initial annual salary of $700,000, with an annual review. Any higher salary approved may not be decreased. Mr. Hiner is also to receive a maximum bonus of 130% of base pay based upon mutually agreed entry, target and maximum company performance objectives.

  Owens-Corning also has entered into severance arrangements with each of the other Named Officers. These agreements provide for the payment of an amount equal to two times base salary plus annual incentive bonus (based on an average of the three previous years' annual incentive payments or the average of the three previous years' annual incentive targets, whichever is greater), and a payment equal to the additional lump sum pension payment that would have been made had the Named Officer been three years older, with three additional years of service at the time of employment termination. The base salaries as of December 31, 1994 are as follows: Mr. Hiner $840,000, Mr. Colville $335,000, Mr. Dana $305,000, Mr. Devonshire $300,000, and Mr. Heddens $245,000.

  Mr. Colville, who retired as an employee of Owens-Corning on December 31, 1994, has been retained as a consultant. His consulting agreement is described under the caption "Transactions with Owens-Corning" on page 9.

PERFORMANCE GRAPH

  The Securities and Exchange Commission requires that the total return on Owens-Corning's common stock be compared with the S&P 500 Stock Index and a peer group, which is illustrated in the following graph. The stock price performance shown on the graph is not necessarily indicative of future stock price performance.


                             [GRAPH APPEARS HERE]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
          AMONG OWENS-CORNING FIBERGLAS CORPORATION, S&P 500 INDEX AND
                      DOW JONES BUILDING MATERIALS INDEX

                                                                   DOW JONES
                                                                   BUILDING
Measurement Period               OWENS-CORNING           S&P       MATERIALS
(Fiscal Year Covered)        FIBERGLAS CORPORATION    500 INDEX    INDEX
- ---------------------        ---------------------    ---------    ----------
Measurement Pt-
12/31/89                     $100                     $100         $100
FYE 12/31/90                 $ 64                     $ 97         $ 75
FYE 12/31/91                 $ 89                     $126         $101
FYE 12/31/92                 $143                     $136         $128
FYE 12/31/93                 $177                     $150         $157
FYE 12/31/94                 $127                     $152         $126


PROPOSAL 2. APPROVAL OF THE ACTION OF THE BOARD OF DIRECTORS IN SELECTING ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors upon the recommendation of the Audit Committee has selected the firm of Arthur Andersen LLP as independent public accountants for Owens-Corning for the year 1995. That firm has acted as independent public accountants for Owens-Corning since 1938. If the stockholders do not approve this selection, the Board of Directors will select and employ some other firm of well-known independent public accountants for 1995.

  Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to stockholders' questions.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

OTHER MATTERS

  The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those mentioned above. However, if other matters come before the meeting, it is intended that the holders of the proxies will vote on them in their discretion.

STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

  In order to be considered for inclusion in Owens-Corning's proxy statement and form of proxy relating to the 1996 annual meeting of stockholders, a stockholder proposal must be received by the Secretary of Owens-Corning at Owens-Corning World Headquarters, Fiberglas Tower, Toledo, Ohio, 43659 on or before November 21, 1995. The Corporate Governance Committee will consider nominees for the Board recommended by stockholders. Any stockholder desiring to recommend a nominee should write to the Secretary of Owens-Corning at the address shown above.

ANNUAL REPORT

  An annual report including financial statements for the year ended December 31, 1994 has been mailed to all stockholders as of February 21, 1995, the Record Date for the 1995 Annual Meeting.

FORM 10-K REPORT

  OWENS-CORNING WILL PROVIDE WITHOUT CHARGE TO ANY PERSON WHO WAS A BENEFICIAL OWNER OF COMMON STOCK ON FEBRUARY 21, 1995 A COPY OF OWENS-CORNING'S ANNUAL REPORT ON FORM 10-K FOR 1994, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE ADDRESSED TO DIANE DUNMEADE, INQUIRY DEPARTMENT, OWENS-CORNING FIBERGLAS CORPORATION, DOCUMENT CENTER 3, 801 WASHINGTON, TOLEDO, OHIO 43624.

SOLICITATION OF PROXIES

  Proxies will be solicited on behalf of the Board of Directors by mail, telephone, or in person. Solicitation costs will be paid by Owens-Corning. Copies of proxy material and of the Annual Report for 1994 will be supplied to banks, brokerage houses and other custodians, nominees and fiduciaries for the purpose of soliciting proxies from beneficial owners. Owens-Corning will reimburse such parties for their reasonable expenses in this effort.

  Owens-Corning has employed Georgeson & Co., Inc. to assist in soliciting proxies at a fee of $12,000, plus distribution costs and other expenses.

VOTING PROCEDURES

  All shares represented by duly executed proxies will be voted for the election of the nominees named above as directors unless authority to vote for the proposed slate of directors or any individual director has been withheld. If for any unforeseen reason any of such nominees should not be available as a candidate for director, the proxies will be voted in accordance with the authority conferred in the proxy for such other candidate or candidates as may be nominated by the Board of Directors. With respect to the proposal to approve the appointment of Arthur Andersen LLP as Owens-Corning's independent accountants, all such shares will be voted for or against, or not voted, as specified on each proxy. If no choice is indicated, a proxy will be voted for the proposal to approve Arthur Andersen LLP as Owens-Corning's independent accountants. Votes withheld from any director, as well as abstentions, will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes will also be counted as present for purposes of determining the presence or absence of a quorum.

VOTING SECURITIES

  Stockholders of record at the close of business on February 21, 1995 will be eligible to vote at the Annual Meeting. The voting securities of Owens-Corning consist of its $0.10 par value common stock, of which 44,822,068 shares were outstanding on the Record Date. Each share outstanding on the Record Date will be entitled to one vote.

                                                         [LOGO OF OWENS CORNING]
OWENS-CORNING FIBERGLAS CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, APRIL 20, 1995

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned stockholder(s) of Owens-Corning Fiberglas Corporation hereby appoints GLEN H. HINER, W. WALKER LEWIS and FURMAN C. MOSELEY, JR., and each of them, with full power of substitution and revocation (the action of a majority of them or their substitutes present and acting, or if only one be present and acting then the action of such one, to be in any event controlling), proxies of the undersigned with all powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of Owens-Corning Fiberglas Corporation to be held April 20, 1995, or any adjournment thereof, hereby revoking any other proxy heretofore given.

  (This proxy will be voted as directed with respect to Items 1 and 2 on the reverse side and if no direction is given, it will be voted for each of the proposals referred to.)

- --------------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: Please mark comments/address box on reverse.

                          (Continued and to be dated and signed on reverse side)

                                                                           PROXY
                      PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK
  ------
  COMMON

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN ITEM 1 AND FOR THE PROPOSAL REFERRED TO IN ITEM 2.

Item 1--Election of the following nominees as Directors:
          William W. Colville
          Landon Hilliard
          Glen H. Hiner
          Trevor Holdsworth

[_] FOR All Nominees

[_] WITHHELD for All Nominees

    WITHHELD for the following only
    Write Name(s) _______________________________________

Item 2--Proposal to approve the action of the Board of Directors in selecting Arthur Andersen LLP as independent public accountants for the year 1995.

        FOR         AGAINST         ABSTAIN
        [_]           [_]             [_]

Item 3--To act in their discretion on such other matters as may come before said meeting, or any adjournment thereof.

I PLAN TO ATTEND MEETING [_]

COMMENTS/ADDRESS CHANGE
Please mark if you have comments/address change on reverse side. [_]

Signature(s) _________________________________    Date ________________________

NOTE: Please sign as name appears hereon (if more than one name appears, all must sign). If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.